The Bancorp, Inc. Reports First Quarter 2014 Financial Results

Wilmington, DE – April 23, 2014 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter 2014.

Net income for the first quarter of 2014 decreased to $298,000 compared to $7.4 million in first quarter 2013, or fully diluted earnings per share of $.01 in 2014 compared to $.20 in the comparable prior year period.

Financial Highlights

•	20% increase in total quarterly revenues to $53.6 million compared to $44.5 million in first quarter 2013.

•	26% increase in quarterly non-interest income, to $23.9 million compared to $18.9 million in first quarter 2014, excluding security gains and other than temporary impairment charges.

•	13% increase in prepaid card fees to $13.5 million compared to $12.0 million in first quarter 2013.

•	17% increase in quarterly net interest income to $26.6 million compared to $22.7 million in first quarter 2013.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “In the  first quarter, we continued to post significant increases in non-interest income which increased 26% and net interest income which increased 17%.  The quarter was significantly impacted by an additional loan loss provision of $11.8 million principally related to newly identified adversely classified loans.  Our leadership position in the prepaid card industry is a primary vector of growth and related fee income increased 13% to $13.5 million for the quarter, compared to first quarter 2013.  Average deposits for the first quarter grew 20% between those periods and reflected growth in all major deposit categories.  At March 31, 2014 our portfolio of loans and securities had grown to $3.8 billion, an increase of $833.9 million, or 28% over March 31, 2013. Outstanding loans on an annualized basis increased 17% over the linked quarter.  Asset growth within our targeted lending segments – Small Business Administration (SBA), security backed lines of credit and small fleet leasing – contributed disproportionately. Our targeted lines of business grew over the prior year as follows: SBA loans by 39%, security backed lines of credit by 34% and small fleet leasing by 15%.  Book value per share increased 5%, from $9.27 at March 31, 2013 to $9.71 at March 31, 2014.”

Financial Results

Bancorp reported net income available to common shareholders for the three months ended March 31, 2014 of $298,000, or diluted earnings per share of $0.01, based on 38,645,648 weighted average diluted shares outstanding, compared to net income available to common shareholders of $7.4 million, or diluted earnings per share of $0.20, based on 37,772,122 weighted average diluted shares outstanding, for the three months ended March 31, 2013.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT Thursday, April 24, 2014 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 800.688.0836, access code 67285667.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Thursday, May 1, 2014 by dialing 888.286.8010, access code 94498254.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	March 31,		December 31,
	2014	2013	2013
	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$26,568	$22,684	$95,782
Provision for loan and lease losses	17,300	5,500	29,500
Non-interest income
Service fees on deposit accounts	1,210	1,060	4,977
Card payment and ACH processing fees	1,303	867	4,046
Prepaid card fees	13,468	11,974	45,339
Gain on sale of loans	5,484	2,178	17,225
Gain on sales of investment securities	241	267	1,889
Other than temporary impairment of investment securities	-	(20)	(20)
Leasing income	381	587	2,560
Debit card income	426	196	892
Affinity fees	534	856	2,986
Other non-interest income	1,108	1,167	3,536
Total non-interest income	24,155	19,132	83,430
Non-interest expense
Losses and write downs on other real estate owned	62	251	1,461
Other non-interest expense	32,895	24,228	109,316
Total non-interest expense	32,957	24,479	110,777
Net income before income tax expense	466	11,837	38,935
Income tax expense	168	4,431	13,825
Net income available to common shareholders	$298	$7,406	$25,110

Basic earnings per share	$0.01	$0.20	$0.67

Diluted earnings per share	$0.01	$0.20	$0.66
Weighted average shares - basic	37,680,914	37,291,820	37,425,197
Weighted average shares - diluted	38,645,648	37,772,122	38,121,084

Balance sheet	March 31,	December 31,	September 30,	March 31,
	2014	2013	2013	2013
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$15,298	$33,883	$32,026	$14,108
Interest earning deposits at Federal Reserve Bank	796,385	1,196,515	657,618	1,102,217
Securities sold under agreements to resell	24,926	7,544	40,811	22,831
Total cash and cash equivalents	836,609	1,237,942	730,455	1,139,156

Investment securities, available-for-sale, at fair value	1,411,708	1,253,117	1,083,154	898,653
Investment securities, held-to-maturity	97,149	97,205	97,459	45,064
Loans held for sale, at fair value	222,024	69,904	25,557	28,402
Loans, net of deferred fees and costs	2,044,004	1,958,445	1,991,455	1,968,890
Allowance for loan and lease losses	(46,409)	(38,182)	(39,151)	(34,883)
Loans, net	1,997,595	1,920,263	1,952,304	1,934,007
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	3,209	3,209	3,209	3,094
Premises and equipment, net	15,692	15,659	14,252	10,965
Accrued interest receivable	14,715	13,131	12,556	11,521
Intangible assets, net	7,407	7,612	6,253	6,753
Other real estate owned	27,763	26,295	20,111	4,543
Deferred tax asset, net	27,451	30,415	26,434	23,055
Other assets	38,301	31,313	28,538	26,882
Total assets	$4,699,623	$4,706,065	$4,000,282	$4,132,095

Liabilities:
Deposits
Demand and interest checking	$3,842,569	$3,722,602	$3,050,167	$3,197,039
Savings and money market	393,329	536,162	504,447	495,001
Time deposits	9,115	9,773	9,920	12,602
Time deposits, $100,000 and over	2,195	4,452	4,683	8,343
Total deposits	4,247,208	4,272,989	3,569,217	3,712,985

Securities sold under agreements to repurchase	16,491	21,221	22,057	16,672
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	56,353	38,850	42,274	42,961
Total liabilities	$4,333,453	$4,346,461	$3,646,949	$3,786,019

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 37,804,902 and 37,433,594 shares issued at March 31, 2014 and 2013, respectively	37,805	37,721	37,721	37,434
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	295,824	294,576	292,715	285,009
Retained earnings (accumulated deficit)	27,424	27,615	20,291	14,753
Accumulated other comprehensive income	5,983	558	3,472	9,746
Total shareholders' equity	366,170	359,604	353,333	346,076

Total liabilities and shareholders' equity	$4,699,623	$4,706,065	$4,000,282	$4,132,095

Average balance sheet and net interest income	Three months ended March 31, 2014			Three months ended March 31, 2013
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$2,142,143	$21,220	3.96%	$1,928,786	$20,192	4.19%
Leases - bank qualified*	18,288	247	5.40%	14,393	200	5.56%
Investment securities-taxable	1,020,135	5,137	2.01%	682,676	3,487	2.04%
Investment securities-nontaxable*	391,486	3,206	3.28%	126,221	1,116	3.54%
Interest earning deposits at Federal Reserve Bank	1,235,319	764	0.25%	1,343,899	838	0.25%
Federal funds sold/securities purchased under agreement to resell	30,545	106	1.39%	20,380	24	0.47%
Net interest earning assets	4,837,916	30,680	2.54%	4,116,355	25,857	2.51%

Allowance for loan and lease losses	(38,419)			(34,839)
Other assets	155,646			83,902
	$4,955,143			$4,165,418

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,015,547	$2,237	0.22%	$3,257,692	$1,866	0.23%
Savings and money market	498,185	504	0.40%	506,174	578	0.46%
Time	13,342	35	1.05%	20,919	54	1.03%
Total deposits	4,527,074	2,776	0.25%	3,784,785	2,498	0.26%

Short-term borrowings	22	-	0.00%	-	-	0.00%
Repurchase agreements	16,752	12	0.29%	15,762	14	0.36%
Subordinated debt	13,401	115	3.43%	13,401	200	5.97%
Total deposits and interest bearing liabilities	4,557,249	2,903	0.25%	3,813,948	2,712	0.28%

Other liabilities	32,950			11,344
Total liabilities	4,590,199			3,825,292

Shareholders' equity	364,944			340,126
	$4,955,143			$4,165,418
Net interest income on tax equivalent basis*		$27,777			$23,145

Tax equivalent adjustment		1,209			461

Net interest income		$26,568			$22,684
Net interest margin *			2.30%			2.25%

* Full taxable equivalent basis using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2014	2013	2013
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$38,182	$33,040	$33,040

Loans charged-off:
Commercial	4,247	2,073	14,771
Construction	4,633	1,608	10,295
Lease financing	-	-	30
Residential mortgage	108	-	54
Consumer	128	54	488
Total	9,116	3,735	25,638

Recoveries:
Commercial	25	35	180
Construction	4	-	1,019
Lease financing	-	-	8
Residential mortgage	-	-	-
Consumer	14	43	73
Total	43	78	1,280
Net charge-offs	9,073	3,657	24,358
Provision charged to operations	17,300	5,500	29,500

Balance in allowance for loan and lease losses at end of period	$46,409	$34,883	$38,182
Net charge-offs/average loans	0.42%	0.19%	1.21%
Net charge-offs/average loans (annualized)	1.68%	0.75%	1.21%
Net charge-offs/average assets	0.18%	0.09%	0.59%

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2014	2013	2013	2013
	(dollars in thousands)

Commercial	$489,574	$450,113	$470,072	$477,690
Commercial mortgage (1)	610,990	625,810	654,456	673,916
Construction	283,928	258,889	255,272	263,579
Total commercial loans	1,384,492	1,334,812	1,379,800	1,415,185
Direct lease financing	181,007	175,610	177,797	157,508
Residential mortgage	95,397	94,850	94,564	94,238
Consumer and other loans	375,818	346,334	332,427	296,370
	2,036,714	1,951,606	1,984,588	1,963,301
Unamortized loan fees and costs	7,290	6,839	6,867	5,589
Total loans, net of deferred loan fees and costs	$2,044,004	$1,958,445	$1,991,455	$1,968,890

Supplemental loan data:
Construction 1-4 family	$47,521	$48,394	$60,989	$65,669
Commercial construction, acquisition and development	236,407	210,495	194,283	197,910
	$283,928	$258,889	$255,272	$263,579
(1) At March 31, 2014 our owner-occupied loans amounted to $198 million, or 32.4% of commercial mortgages.

Capital Ratios	Tier 1 capital	Tier 1 capital	Total capital
	to average assets	to risk-weighted assets	to risk-weighted assets
As of March 31, 2014
Bancorp	7.39%	13.01%	14.26%
The Bancorp Bank	6.19%	10.87%	12.12%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2013
Bancorp	8.58%	14.57%	15.83%
The Bancorp Bank	6.72%	11.40%	12.66%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended			Year ended
	March 31,		December 31,	December 31,
	2014	2013	2013	2013
Selected operating ratios:
Return on average assets (annualized)	0.02%	0.72%	0.68%	0.61%
Return on average equity (annualized)	0.33%	8.83%	8.17%	7.22%
Net interest margin	2.30%	2.25%	2.54%	2.44%
Efficiency ratio (1)	65.28%	58.92%	63.93%	62.47%
Book value per share	$9.71	$9.27	$9.56	$9.56

	March 31,	December 31,	September 30,	March 31,
	2014	2013	2013	2013
Asset quality ratios:
Nonperforming loans to total loans (2)	2.20%	2.08%	2.46%	1.80%
Nonperforming assets to total assets (2)	1.55%	1.42%	1.73%	0.97%
Allowance for loan and lease losses to total loans	2.27%	1.95%	1.97%	1.77%

Nonaccrual loans	$44,701	$40,551	$48,750	$34,063
Other real estate owned	27,763	26,295	20,111	4,543
Total nonperforming assets	$72,464	$66,846	$68,861	$38,606

Loans 90 days past due still accruing interest	$189	$110	$204	$1,291

Gross dollar volume (GDV):
Prepaid card GDV	$11,791,386	$7,720,554	$7,178,532	$9,138,880

(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Management utilizes the efficiency ratio to measure overhead as a percentage of revenue. Other companies may calculate the efficiency ratio differently. Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

	Three months ended			Year ended
	March 31,		December 31,	December 31,
	2014	2013	2013	2013
Reconciliation of the efficiency ratio, a non-GAAP measure:
Non-interest expense (a)	$32,957	$24,479	$29,814	$110,777

Net interest income	26,568	22,684	25,402	95,782
Non-interest income	24,155	19,132	22,334	83,430
Less: Gain on sale of securities	(241)	(267)	(1,104)	(1,889)
Adjusted net interest and non-interest income (b)	$50,482	$41,549	$46,632	$177,323

(a) divided by (b)	65.28%	58.92%	63.93%	62.47%

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.